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ALC COMMUNICATIONS CORPORATION AND SUBSIDIARY                     Exhibit 11.1
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

                                                                                            Three Months Ended
                                                                                            ------------------
                                                                                           March 31,  March 31,
                                                                                             1994       1993
                                                                                             ----       ----
                                                                                (in thousands except per share amounts)

Earnings Per Share
- - ------------------
Income before cumulative effect of accounting change                                       $14,645     $8,004
Accretion of discount on Class A Preferred Stock                                                          (22)
Accrued dividends on Class A Preferred Stock                                                             (123)
                                                                                          --------   --------
Income before cumulative effect of accounting
  change available for Common Stockholders                                                 $14,645     $7,859
Cumulative effect of change in method of accounting for income taxes                                   13,500
                                                                                          --------   --------
Net Income Available for Common Stockholders                                               $14,645    $21,359
                                                                                          --------   --------
                                                                                          --------   --------
Weighted average Common shares outstanding during the period                                33,061     24,272
                                                                                          --------   --------
                                                                                          --------   --------


Earnings per common and common equivalent share:
  Income before cumulative effect of accounting change                                       $0.44      $0.32
  Cumulative effect of change in method of accounting for income taxes                                   0.56
                                                                                          --------   --------
  Net Income                                                                                 $0.44      $0.88
                                                                                          --------   --------
                                                                                          --------   --------

Primary Earnings Per Share
- - --------------------------
Income before cumulative effect of accounting change                                       $14,645     $8,004
Accretion of discount on Class A Preferred Stock                                                          (22)
Accrued dividends on Class A Preferred Stock                                                             (123)
                                                                                          --------   --------
Income before cumulative effect of accounting
  change available for Common Stockholders                                                 $14,645     $7,859
Cumulative effect of change in method of accounting for income taxes                                   13,500
                                                                                          --------   --------
Net Income Available for Common Stockholders                                               $14,645    $21,359
                                                                                          --------   --------
                                                                                          --------   --------
Weighted average Common shares outstanding during the period                                33,061     24,272

Common Stock Equivalents:
  Average amount of Class B and Class C Preferred (Common Stock Equivalent)                             3,501
                                                                                          --------   --------
Weighted Average Common and Common Equivalent Shares                                        33,061     27,773
                                                                                          --------   --------
                                                                                          --------   --------
Earnings per common and common equivalent share:
  Income before cumulative effect of accounting change                                       $0.44      $0.28
  Cumulative effect of change in method of accounting for income taxes                                   0.49
                                                                                          --------   --------
  Net Income                                                                                 $0.44      $0.77
                                                                                          --------   --------
                                                                                          --------   --------

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
                                                                                           Three Months Ended
                                                                                           March 31,  March 31,
                                                                                             1994        1993
                                                                                         --------    -------
                                                                                (in thousands except per share amounts)
Primary Earnings Per Share -- Modified Treasury Stock Method
- - ------------------------------------------------------------
Income before cumulative effect of accounting change                                      $14,645     $8,004
Accretion of discount on Class A Preferred Stock                                                         (22)
Accrued dividends on Class A Preferred Stock                                                            (123)
Effect of Modified Treasury Stock Method:
  Reduction in interest (net of tax) (1)                                                                 257
                                                                                         --------    -------
Income before cumulative effect of accounting
  change available for Common Stockholders                                                $14,645     $8,116
Cumulative effect of change in method of accounting for income taxes                                  13,500
                                                                                         --------    -------
Net Income Available for Common Stockholders                                              $14,645    $21,616
                                                                                         --------    -------
                                                                                         --------    -------

Weighted average Common shares outstanding during the period                               33,061     24,272
Common Stock Equivalents:
  Average amount of Class B and Class C Preferred (Common Stock Equivalent)                            3,501
Effect of Modified Treasury Stock Method:
  Assumed exercise of all options and warrants                                              8,638     12,329
  Assumed repurchase of up to 20% of Common Stock outstanding                              (3,398)    (4,855)
                                                                                         --------    -------
Weighted Average Common and Common Equivalent Shares                                       38,301     35,247
                                                                                         --------    -------
                                                                                         --------    -------


Earnings per common and common equivalent share:
  Income before cumulative effect of accounting change                                      $0.38      $0.23
  Cumulative effect of change in method of accounting for income taxes                                  0.38
                                                                                         --------    -------
  Net Income                                                                                $0.38      $0.61
                                                                                         --------    -------
                                                                                         --------    -------




(1) All proceeds for March 31, 1994 assumed used for repurchase of up to 20% of Common Stock equivalents.

Note: Fully Diluted Earnings per share is represented by the same calculation as Primary Earnings per Share. Earnings per share were reported using the Modified Treasury Stock Method.